UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 12, 2010

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22056	86-0746929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9221 East Via de Ventura, Scottsdale, Arizona	85258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 606-3886

Former name and former address, if changed since last report: Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2010, in connection with Michael P. DiMino’s previously disclosed appointment as President and Chief Executive Officer of Rural/Metro Corporation (the “Company”), the Company issued an equity grant pursuant to the 2008 Stock Incentive Plan (the “Equity Grant”) to Mr. DiMino of 27,383 Restricted Stock Units and 36,928 Stock Appreciation Rights. As previously described in the Current Report on Form 8-K filed by the Company on May 26, 2010, the Equity Grant had an aggregate target value equal to $500,000 and such value was equally divided between Restricted Stock Units and Stock Appreciation Rights. The Restricted Stock Units will vest over a period of three years from the date of the grant, with 9,127 shares vesting on July 12, 2011 and 9,128 shares vesting on each of July 12, 2012 and July 12, 2013, subject to attainment of certain performance goals by Mr. DiMino. The Stock Appreciation Rights will vest over a period of three years from the date of the grant, with 12,309 shares vesting on each of July 12, 2011 and July 12, 2012 and 12,310 shares vesting on July 12, 2013.

The foregoing summary of the terms of Mr. DiMino’s Equity Grant is qualified in its entirety by reference to the full text of the Restricted Stock Units Agreement and the Stock Appreciation Rights Agreement, which are filed as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Restricted Stock Units Agreement by and between Michael P. DiMino and Rural/Metro Corporation, dated July 12, 2010

10.2	Stock Appreciation Rights Agreement by and between Michael P. DiMino and Rural/Metro Corporation, dated July 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2010	RURAL/METRO CORPORATION

	By:	/S/ MICHAEL P. DIMINO
	Name:	Michael P. DiMino
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Restricted Stock Units Agreement by and between Michael P. DiMino and Rural/Metro Corporation, dated July 12, 2010

10.2	Stock Appreciation Rights Agreement by and between Michael P. DiMino and Rural/Metro Corporation, dated July 12, 2010